This filing pursuant to Rule 424(b)(5) is identical to the filing made on October 20, 1999 under CIK 0000894356 (Structured Products Corp.). We are making this filing, at the request of the SEC's staff, for the sole purpose of including an optional "serial" tag in the header of the electronic submission to indicate that a reporting entity separate from the Depositor is issuing the Securities. The prospectus referred to herein is contained in the filing pursuant to Rule 424(b)(5) made on May 30, 2001 under CIK 0000894356 (Structured Products Corp.).

                                                Filed pursuant to Rule 424(b)(5)
                                              Registration File Number 333-57357


PROSPECTUS SUPPLEMENT
(To Prospectus dated May 13, 1999)

                    STRUCTURED PRODUCTS CORP., THE DEPOSITOR
        1,080,000 CORPORATE-BACKED TRUST SECURITIES (CORTSK) CERTIFICATES

                     (PRINCIPAL AMOUNT $25 PER CERTIFICATE)

                                    ISSUED BY

               CORTSsm TRUST FOR XEROX CAPITAL TRUST I, THE TRUST

                                   RELATING TO

              XEROX CAPITAL TRUST I 8% SERIES B CAPITAL SECURITIES

                              ---------------------

      The Trust will issue a single class of Certificates, which will represent interests in the Trust and will be paid only from the assets of the Trust. The assets of the Trust will consist of $27,000,000 8% Series B Capital Securities issued by Xerox Capital Trust I and all future payments of interest, any premium payable upon an early redemption of the underlying Capital Securities and a single payment of principal due on the underlying Capital Securities, as described in this Prospectus Supplement. The sole assets of Xerox Capital Trust I is the 8% Series B Junior Subordinated Deferrable Interest Debentures issued by Xerox Corporation.

      The Certificates will evidence the right to receive semi-annual interest payments on the principal amount of your Certificates at an interest rate of 8% per annum, the right to receive your pro rata amount of a single payment of principal of $27,000,000 due on February 1, 2027 or on such earlier date as described in this Prospectus Supplement and any premium payable upon an early redemption of the underlying Capital Securities. The Certificates will represent interests in the Trust only and will not represent an interest in or obligations of any other party. No governmental agency or instrumentality has insured or guaranteed the Certificates or the underlying Capital Securities.

      YOU SHOULD FULLY CONSIDER THE RISK FACTORS ON PAGE S-7 IN THIS PROSPECTUS SUPPLEMENT PRIOR TO INVESTING IN THE CERTIFICATES.

      The Certificates have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange. Trading of the Certificates on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery thereof. See "Underwriting" herein.

                              ---------------------


      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                    Per
                                                Certificate        Total
                                                --------------  ----------

Public offering price......................         $25         $27,000,000
Underwriting discount......................       $0.7875         $850,500
Proceeds to Trust (before expenses)........       $24.2125      $26,149,500

     The Underwriter expects to deliver your Certificates in book-entry form only through the Depository Trust Company on or about October 20, 1999.

SM "CorTS" is a service mark of Salomon Smith Barney Inc.

                              ---------------------

                              SALOMON SMITH BARNEY

                              ---------------------

October 20, 1999

                         INFORMATION ABOUT CERTIFICATES

      We provide information to you about the Certificates in two separate documents that progressively provide more detail: (a) the accompanying Prospectus, which provides general information, some of which may not apply to the Certificates; and (b) this Prospectus Supplement, which describes the specific terms of your Certificates.

      You are urged to read both the Prospectus and this Prospectus Supplement in full to obtain material information concerning the Certificates. If the descriptions of the Certificates vary between this Prospectus Supplement and the Prospectus, you should rely on the information contained in this Prospectus Supplement.

      We include cross-references in this Prospectus Supplement and the Prospectus to captions in these materials where you can find further related discussions. The Table of Contents for this Prospectus Supplement and the Prospectus identify the pages where these sections are located.

      You can find a listing of the pages where capitalized terms used in this Prospectus Supplement and the accompanying Prospectus are defined under the caption "Index of Terms" beginning on page S-22 in this document and beginning on page 41 in the accompanying Prospectus.

      The Depositor has filed with the Securities and Exchange Commission a registration statement (of which this Prospectus Supplement and the accompanying Prospectus form a part) under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus Supplement and the accompanying Prospectus do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this Prospectus Supplement and the Prospectus, you should refer to the registration statement and the exhibits thereto. The registration statement and such exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, John C. Kluczynski Federal Building, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained electronically through the Securities and Exchange Commission's internet web site (http://www.sec.gov).

      You should rely only on the information contained in this Prospectus Supplement or the Prospectus. Neither the Depositor nor the Underwriter has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither the Depositor nor the Underwriter is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus Supplement or the Prospectus is accurate as of the date on their respective front covers only.

                                     SUMMARY

      This summary highlights selected information from this Prospectus Supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the Certificates, you should read carefully this Prospectus Supplement and the accompanying Prospectus in full.

     ESTABLISHMENT OF THE TRUST Structured Products Corp., the Depositor, is establishing a Trust to be designated as CorTSsm Trust For Xerox Capital Trust
I. The assets of the Trust will consist of the Underlying Capital Securities, which are $27,000,000 8% Series B Capital Securities due February 1, 2027 issued by Xerox Capital Trust I, the Underlying Issuer, and payments of principal and interest and any redemption premium made on the Underlying Capital Securities as discussed in more detail under "Description of the Certificates" herein. The Underlying Issuer is a Delaware business trust formed for the exclusive purposes of issuing the Underlying Capital Securities and investing the proceeds thereof in the 8% Series B Junior Subordinated Deferrable Interest Debentures issued by Xerox Corporation.

     OFFERED SECURITIES. The Trust will issue the Certificates in a single class.

          As holder of Certificates, you will have the right to receive from the
          Trust:

          o periodic payments of interest on the principal amount of your Certificates accruing from the closing date at a rate of 8% per annum, on each February 1 and August 1 (absent the occurrence of a deferral of interest payments by the Underlying Issuer), commencing on February 1, 2000, until the principal amount of your Certificates is paid in full as described below; and

          o the pro rata share for your Certificates of a single payment of principal of $27,000,000. It is expected that you will receive your pro rata share of the principal payment on February 1, 2027, the maturity date of the Underlying Capital Securities, or on such earlier date on which the Trust redeems your Certificates as described under "Description of the Certificates-Redemption of Certificates Upon

               Redemption of Underlying Capital Securities" herein.The Certificates are expected to trade flat. This means that any accrued and unpaid interest on the Certificates will be reflected in the trading price, and purchasers will not pay and sellers will not receive any accrued and unpaid interest on the Certificates not included in the trading price.

     REDEMPTION OF THE CERTIFICATES. The Underlying Issuer has the right, at its option, to redeem the Underlying Capital Securities in whole or in part on or after February 1, 2007, at an amount equal to the par amount of, plus accrued interest on, the Underlying Capital Securities to be redeemed, plus a redemption premium (as described below), if any.

               The Underlying Issuer also has the right to redeem the Underlying Capital Securities in whole prior to February 1, 2007, in the event certain adverse tax events occur with respect to Xerox Corporation or the Underlying Issuer, at an amount at least equal to the par amount of, plus accrued interest on, the Underlying Capital Securities.

               If the Underlying Capital Securities are redeemed in whole, the Trust will redeem all Certificates, and if the Underlying Capital Securities are redeemed in part, the Trust will redeem an equal principal amount of Certificates selected by lot, in each case, for an amount at least equal to their principal amount. The amount, if any, by which the redemption price paid on the Underlying Capital Securities exceeds their principal amount is called the redemption premium. If the Underlying Issuer pays a redemption premium on the Underlying Capital Securities, you will receive a pro rata amount of such redemption premium corresponding to the principal amount of your Certificates being redeemed. See "Description of the Certificates--Redemption of Certificates Upon Redemption of Underlying Capital Securities" herein.

               The Underlying Issuer is not required to redeem the Underlying Capital Securities. Therefore, there can be no assurance that the Trust will repurchase your Certificates prior to February 1, 2027. Should the Trust redeem your Certificates prior to February 1,

               2027, the Trustee will notify you by mail at least 15 days before such redemption date.


     DEFERRAL OF INTEREST. Interest payments on the Certificates will be deferred if, and during the period that, Xerox Corporation elects to defer interest payments on the 8% Series B Junior Subordinated Deferrable Interest Debentures.

     UNDERLYING CAPITAL SECURITIES. Xerox Capital Trust I 8% Series B Capital Securities.

     TRUSTEE AND TRUST AGREEMENT. U.S. Bank Trust National Association will act as Trustee pursuant to a trust agreement dated May 21, 1999, as supplemented by a supplement dated as of the closing date. You may inspect the trust agreement and the supplement at the office of the Trustee at 100 Wall Street, Suite 1600, New York, NY 10005.

     DENOMINATIONS. Each Certificate will have a principal amount of $25.

     REGISTRATION,   CLEARANCE  AND  SETTLEMENT.   Your   Certificates  will  be
registered in the name of Cede & Co., as the nominee of The Depository Trust Company.

     TAX CONSIDERATIONS. Orrick, Herrington & Sutcliffe LLP, counsel to the Depositor, is of the opinion that under existing law (1) the Trust will be a grantor trust and not a partnership or an association taxable as a corporation; and (2) your Certificates will represent beneficial interests in the Underlying Capital Securities. For information reporting purposes, absent the occurrence of a deferral of interest payments by the Underlying Issuer, interest payments on the Underlying Capital Securities will be reported to you (and the Internal Revenue Service) as interest and not original issue discount and will be included in your income as it is paid (or, if you are an accrual method taxpayer, as it is accrued) as interest (and not as original issue discount). See "Certain Federal Income Tax Considerations" in the Prospectus.

     ERISA CONSIDERATIONS. An "employee benefit plan" subject to the Employee Retirement Income Security Act of 1974, as amended, or a "plan" subject to Section 4975 of the Internal Revenue Code of 1986, contemplating the purchase of Certificates should consult with its counsel before making such a purchase. The fiduciary of such an employee benefit plan or plan and such legal advisors should consider whether the Certificates will satisfy all of the requirements of the "publicly-offered securities exception" described herein or the possible application of other "prohibited transaction exemptions" described herein. See "Certain ERISA Considerations" herein.


     LISTING.......................  The  Certificates  have been  approved  for listing, subject to official notice of issuance, on the New York Stock Exchange. Trading of the Certificates on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery thereof. See "Underwriting" herein.


     RATINGS.......................  It  is  a  condition  to  issuance  of  the
Certificates that they be rated identically to the Underlying Capital Securities by each of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services. As of the date of this prospectus supplement, the Underlying Capital Securities are rated "a2" and "BBB+" by Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, respectively.

                                  RISK FACTORS

You should  consider the following  factors in deciding  whether to purchase the
Certificates:

1. NO INVESTIGATION OF THE UNDERLYING CAPITAL SECURITIES, THE UNDERLYING ISSUER OR XEROX CORPORATION HAS BEEN MADE BY THE DEPOSITOR, UNDERWRITER OR TRUSTEE. None of the Depositor, the Underwriter or the Trustee has made, or will make, any investigation of the business condition, financial or otherwise, of the Underlying Issuer or Xerox Corporation, or verify any reports or information filed by the Underlying Issuer or Xerox Corporation with the Securities and Exchange Commission or otherwise made available to the public. It is strongly recommended that prospective investors in the Certificates consider publicly available financial and other information regarding the Underlying Issuer and Xerox Corporation. See "The Underlying Issuer," "Description of the Underlying Capital Securities," and "Appendix A-Description of Underlying Capital Securities" herein.

2. UNDERLYING ISSUER IS THE ONLY PAYMENT SOURCE. The payments made by the Underlying Issuer on the Underlying Capital Securities are the only source of payment for your Certificates. Xerox Corporation is subject to laws permitting bankruptcy, moratorium, reorganization or other actions; should Xerox Corporation experience financial difficulties, this could result in delays in payment, partial payment or non-payment of your Certificates. In the event of nonpayment on the Underlying Capital Securities by the Underlying Issuer, you will bear the risk of such nonpayment. See "Description of the Certificates--Recovery on Underlying Capital Securities Following Payment Default or Acceleration" herein.

3. CERTAIN PAYMENTS TO THE DEPOSITOR. On February 1, 2000 as payment of the balance of the purchase price for the Underlying Capital Securities, the Trustee will pay to the Depositor the amount of the interest accrued on the Underlying Capital Securities from August 1, 1999 to but not including the closing date. In the event a payment default or acceleration on the Underlying Capital Securities occurs on or prior to February 1, 2000 and the Depositor is not paid such accrued interest on such date, the Depositor will have a claim for such accrued interest, and will share pro rata with holders of the Certificates to the extent of such claim in the proceeds from the recovery on the Underlying Capital Securities. See "Description of the Certificates--Recovery on Underlying Capital Securities Following Payment Default or Acceleration" herein.

4. DISTRIBUTIONS ON THE UNDERLYING CAPITAL SECURITIES, AND CONSEQUENTLY THE CERTIFICATES, MAY BE DEFERRED. Distributions on the Underlying Capital Securities, and consequently the Certificates, may be deferred by the Underlying Issuer in the event that Xerox Corporation defers payments on its 8% Series B Junior Subordinated Deferrable Interest Debentures. The deferral may be for up to ten (10) semiannual interest distribution dates provided that such extension period may not extend beyond February 1, 2027. During any extension period, interest on the 8% Series B Junior Subordinated Deferrable Interest Debentures, and consequently the Certificates, will continue to accrue (and the amount of distributions to which holders of such debentures, and consequently the Certificateholders, will continue to accumulate) at the rate of 8% per annum, compounded semi-annually. See "Description of the Certificates--Distributions" herein.

5. POSSIBLE TAX AND MARKET PRICE CONSEQUENCES OF A DEFERRAL OF DISTRIBUTIONS. Should Xerox Corporation exercise its right to defer payments of interest on the 8% Series B

     Junior Subordinated Deferrable Interest Debentures, each holder of the Underlying Capital Securities, and thus each holder of the Certificates, will be required to accrue income (as original issue discount) in respect of the deferred interest allocable to its Underlying Capital Securities or Certificates, as the case may be, for United States federal income tax purposes, which will be allocated but not distributed to it. As a result, each such holder of a Certificate will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Underlying Issuer if the holder disposes of its Certificates prior to the record date for the payment of distributions thereafter. See "Certain Federal Income Tax Consequences" herein.

     Should Xerox Corporation elect to exercise its right to defer payments of interest on the 8% Series B Junior Subordinated Deferrable Interest Debentures in the future, the market price of the Underlying Capital Securities, and consequently the Certificates, is likely to be adversely affected. A holder that disposes of its Certificates during a deferral period, therefore, might not receive the same return on its investment as a holder that continues to hold its Certificates. In addition, merely as a result of the existence of Xerox Corporation's right to defer payments of interest on the 8% Series B Junior Subordinated Deferrable Interest Debentures, the market price of the Underlying Capital Securities, and consequently the Certificates, may be more volatile than the market prices of other securities that are not subject to such deferrals.

6. THE 8% SERIES B JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES ARE SUBORDINATED TO OTHER OBLIGATIONS OF XEROX CORPORATION. The obligations of Xerox Corporation under the 8% Series B Junior Subordinated Deferrable Interest Debentures will be unsecured and rank subordinate and junior in right of payment to all senior indebtedness of Xerox Corporation. There is no limitation on the amount of secured or unsecured debt, including senior indebtedness, that may be incurred by Xerox Corporation or by any of its subsidiaries. The ability of the Underlying Issuer to pay amounts due on the Underlying Capital Securities is solely dependent upon Xerox
     Corporation making payments on the 8% Series B Junior Subordinated Deferrable Interest Debentures as and when required. See "Description of the Underlying Capital Securities" herein.

7. THE UNDERLYING CAPITAL SECURITIES MAY BE REDEEMED BY THE UNDERLYING ISSUER IN THE EVENT CERTAIN ADVERSE TAX EVENTS OCCUR. Upon the occurrence and continuation of certain adverse tax events, Xerox Corporation will have the right to prepay the 8% Series B Junior Subordinated Deferrable Interest Debentures in whole (but not in part) prior to February 1, 2007 and within 90 days following the occurrence of such tax event and therefore cause a mandatory redemption of the Underlying Capital Securities, and consequently the Certificates, at the tax event prepayment price (described herein). See "Description of the Certificates--Redemption of Certificates Upon Redemption of Underlying Capital Securities" herein.

                             FORMATION OF THE TRUST

     Structured Products Corp. (the "Depositor" or the "Company") will establish a Trust, to be designated as CorTSsm Trust For Xerox Capital Trust I (the "Trust") under New York law pursuant to the Trust Agreement dated May 21, 1999 (the "Trust Agreement"), as supplemented by the CorTSsm Supplement 1999-3 dated as of the Closing Date. The "Closing Date" means the date of initial delivery of the Certificates. The assets of the Trust will consist of $27,000,000 8% Series B Capital Securities due February 1, 2027 (the "Underlying Capital Securities" or, as referred to in the Prospectus, the "Term Assets") issued by Xerox Capital Trust I (the "Underlying Issuer" or, as referred to in the Prospectus, the "Term Assets Issuer") and payments of principal and interest made by the Underlying Issuer on the Underlying Capital Securities as discussed in more detail under "Description of the Certificates" herein. The sole asset of the Underlying Issuer is $27,000,000 principal amount of the 8% Series B Junior Subordinated Deferrable Interest Debentures (the "Junior Subordinated Debentures") issued by Xerox Corporation ("Xerox Corporation"). The Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Concurrently with the execution and delivery of the Trust Agreement, the Company will deposit with the Trustee the Underlying Capital Securities and the Trustee, on behalf of the Trust, will accept such Underlying Capital Securities and deliver the Certificates to or upon the order of the Company. The Trustee will hold the Underlying Capital Securities for the benefit of the holders of the Certificates (the "Certificateholders").

                                 USE OF PROCEEDS

     The net proceeds to be received by the Company from the sale of the Certificates will be used to purchase the Underlying Capital Securities, which, after the purchase thereof, will be deposited by the Company with the Trust and will be the sole Deposited Assets (as defined in the Prospectus) of the Trust.

                              THE UNDERLYING ISSUER

     This Prospectus Supplement does not provide information with respect to the Underlying Issuer or Xerox Corporation. No investigation has been made of the financial condition or creditworthiness of the Underlying Issuer or Xerox Corporation in connection with the issuance of the Certificates. The Company is not an affiliate of the Underlying Issuer or Xerox Corporation.

      The  Underlying  Issuer  is a  Delaware  business  trust  formed  for  the exclusive purposes of issuing the Underlying Capital Securities and investing the proceeds thereof in the Junior Subordinated Debentures. Xerox Corporation is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by Xerox Corporation with the Commission pursuant to the informational requirements of the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, John C. Kluczynski Federal Building, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be maintained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The

Commission maintains a web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, on which one or more of Xerox Corporation's securities are listed.

     THIS PROSPECTUS SUPPLEMENT, THE PROSPECTUS, THE UNDERLYING CAPITAL SECURITIES PROSPECTUS AND THE UNDERLYING CAPITAL SECURITIES REGISTRATION STATEMENT DESCRIBES THE MATERIAL TERMS OF THE UNDERLYING CAPITAL SECURITIES. THIS PROSPECTUS SUPPLEMENT IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, (I) THE PROSPECTUS, (II) THE UNDERLYING CAPITAL SECURITIES PROSPECTUS, AND (III) THE UNDERLYING CAPITAL SECURITIES REGISTRATION STATEMENT OF WHICH SUCH UNDERLYING CAPITAL SECURITIES PROSPECTUS IS A PART. NO REPRESENTATION IS MADE BY THE TRUST, THE TRUSTEE, THE UNDERWRITER OR THE COMPANY AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN THE UNDERLYING CAPITAL SECURITIES PROSPECTUS OR THE UNDERLYING CAPITAL SECURITIES REGISTRATION STATEMENT.

                DESCRIPTION OF THE UNDERLYING CAPITAL SECURITIES

     The Underlying Capital Securities of the Trust will consist solely of $27,000,000 aggregate principal amount of Xerox Capital Trust I 8% Series B Capital Securities issued by the Underlying Issuer, having the characteristics described in a Prospectus dated May 9, 1997 (the "Underlying Capital Securities Prospectus"). The Underlying Capital Securities were originally issued by the Underlying Issuer as part of an underwritten public offering of $650,000,000 aggregate principal amount of such securities, pursuant to a registration statement no. 333-24193 (together with all amendments and exhibits thereto, the "Underlying Capital Securities Registration Statement"), filed by the Underlying Issuer with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). Distributions are required to be made on the Underlying Capital Securities (i) semiannually on the 1st of each February and August, commencing on February 1, 2000, or if such day is not a Business Day, on the next succeeding Business Day and (ii) a single payment of principal of $27,000,000 payable on February 1, 2027 (the "Maturity Date") or upon earlier redemption. So long as certain events of default have not occurred with respect to Xerox Corporation, payments of interest on the Junior Subordinated Debentures, and thus the Underlying Capital Securities and the Certificates, may be deferred by Xerox Corporation at any time or from time to time for up to ten
(10) semiannual interest periods. During any such period, Xerox Corporation will not be permitted to make a payment on its capital stock or any debt securities that rank equal to or junior to the Junior Subordinated Debentures. The Junior Subordinated Debentures, and consequently the Underlying Capital Securities, rank junior to all senior and subordinate indebtedness of Xerox Corporation.

     This Prospectus Supplement sets forth material terms with respect to the Underlying Capital Securities, but does not provide detailed information with respect thereto. This Prospectus Supplement relates only to the Certificates offered hereby and is not an offering document for the Underlying Capital Securities. All disclosure contained herein with respect to the Underlying Capital Securities is derived from publicly available documents described above. The Underlying Issuer and Xerox Corporation are subject to the information reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). Accordingly, the Underlying Issuer and Xerox Corporation are obligated to file reports and other information with the Commission. Although the Company has no reason to believe the information concerning the Underlying Capital
Securities  or  the  Underlying  Issuer  set  forth  in the  Underlying  Capital
Securities Prospectus or any report filed under the Exchange Act is not reliable, neither the Company nor the Underwriter has participated in the preparation of such documents, or made any due diligence inquiry with respect to the information provided therein. Neither the Company nor the Underwriter has verified the accuracy or completeness of such documents or reports. Information contained in such documents and reports is as of the date(s) stated therein, and comparable information, if given as of the date hereof, may be different. There can be no assurance that events affecting the Underlying Capital Securities, the Underlying Issuer, or Xerox Corporation have not occurred, which have not yet been publicly disclosed, which would affect the accuracy or completeness of the publicly available documents described above.

RATINGS

     The Underlying Capital Securities have been rated "a2" by Moody's Investors Service, Inc. ("Moody's") and "BBB+" by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies ("S&P"). Any rating of the Underlying Capital Securities is not a recommendation to purchase, hold or sell such Underlying Capital Securities or the Certificates, and there can be no assurance that a rating will remain for any given period of time or that a rating will not be revised or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant.

YEAR 2000

     Certain information technology ("IT") and non-IT systems (i.e. embedded technology such as microcontrollers) may utilize older computer programs that were written using two digits rather than four to define the applicable year. Consequently, such computer programs may recognize a date using "00" as the year 1900 rather than the year 2000. These computer programs may fail to operate properly in the year 2000 and after if they are not modified or replaced to comply with year 2000 requirements.

     The Underlying Issuer may not timely conduct or complete a year 2000 assessment and there can be no assurance that the Underlying Issuer will make any necessary modifications or replacements of its IT or non-IT systems in time, if at all. Failure to do so could result in a disruption of operations of the Underlying Issuer, including, among other things, a temporary inability to process funds or engage in similar normal business practices. As a result, payments to Certificateholders may be interrupted or impaired.

THE UNDERWRITER AND THE UNDERLYING ISSUER

     From time to time, Salomon Smith Barney Inc. (the "Underwriter") may be engaged by the Underlying Issuer or Xerox Corporation as an underwriter or a placement agent, in an advisory capacity or in other business arrangements. In addition, the Underwriter or an affiliate of the Depositor may make a market in other outstanding securities of the Underlying Issuer or Xerox Corporation.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the terms of the Trust Agreement. The following summary as well as other pertinent information included elsewhere in this Prospectus Supplement and in the Prospectus describes material terms of the Certificates and the Trust Agreement, but does not purport to becomplete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

     The Certificates will be denominated and distributions with respect thereto will be payable in United States Dollars, which will be the "Specified Currency" as such term is defined in the Prospectus. The Certificates represent in the aggregate the entire beneficial ownership interest in the Trust. The property of the Trust will consist of (i) the Underlying Capital Securities and (ii) all payments on or collections in respect of the Underlying Capital Securities accrued on or after the Closing Date, together with any proceeds thereof. The property of the Trust will be held for the benefit of the holders of the Certificates by the Trustee. The Certificates represent a pro rata portion of the then-current aggregate principal balance of all outstanding Certificates and will equal the portion of the proceeds received from the Underlying Capital Securities that the holder of such Certificate is entitled to receive on February 1, 2027.

     All distributions to Certificateholders will be made only from the property of the Trust as described herein. The Certificates do not represent an interest in or obligation of the Depositor, the Underlying Issuer, Xerox Corporation, the Trustee, the Underwriter, or any affiliate if any thereof.

DISTRIBUTIONS

     Each Certificate evidences the right to receive, to the extent received on the Underlying Capital Securities, a semiannual distribution of interest on February 1 and August 1 of each year, commencing February 1, 2000, and a distribution of principal on February 1, 2027, or if any such day is not a Business day, the next succeeding Business Day, or upon early redemption. For purposes of the foregoing, "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to be closed. Distributions of interest on the Certificates, however, may be deferred as a result in the deferral of payment on the Junior Subordinated Debentures held by the Underlying Issuer. Distributions on the Junior Subordinated Debentures may be deferred by Xerox Corporation for up to ten (10) consecutive semiannual interest periods (such deferral period, the "Extension Period") provided that no Extension Period extends beyond February 1, 2027 and provided that certain events of default do not exist with respect to Xerox Corporation. During any Extension Period, interest on the Junior Subordinated Debentures, and consequently the Certificates, will continue to accrue (and the amount of distributions to which holders of the Junior Subordinated Debentures, and consequently the Certificateholders, will continue to accumulate) at the rate of 8% per annum,
compounded   semi-annually.

ADDITIONAL   UNDERLYING   CAPITAL  SECURITIES  AND CERTIFICATES

     From time to time hereafter, additional Underlying Capital Securities may be sold to the Trust, in which case additional Certificates will be issued in a principal amount equal to the principal amount of Underlying Capital Securities so sold to the Trustee. Any such additional Certificates issued will rank pari passu with the Certificates issued on the date hereof.

REDEMPTION OF CERTIFICATES  UPON  REDEMPTION OF UNDERLYING  CAPITAL
SECURITIES

     Upon receipt by the Trustee of a notice that all or a portion of the Underlying Capital Securities are to be redeemed, the Trustee will select by lot an equal principal amount of Certificates for redemption and establish the date such Certificates are to be redeemed. Notice of such redemption will be given by the Trustee to the registered Certificateholders not less than 15 days prior to the redemption date by mail to each registered Certificateholder at such registered Certificateholder's last address on the register maintained by the Trustee, provided, however, that the Trustee will not be required to give any notice of redemption prior to the third business day after the date it receives notice of such redemption.

     The Underlying Capital Securities as originally issued are redeemable, in whole or in part on or after February 1, 2007, on not less than 30 nor more than 60 days' notice, at the option of the Underlying Issuer (such redemption, an "Optional Redemption"). The redemption price in the case of an Optional Redemption of the Underlying Capital Securities will be equal to the par value of the Underlying Capital Securities to be redeemed plus accrued interest on the principal amount being redeemed, plus the redemption premium, if any. The redemption premium will be equal to the percentages set forth below as of February 1 of each of the years set forth below:

          YEAR                                      PREMIUM

          2007.....................................   2.451%
          2008.....................................   2.205
          2009.....................................   1.960
          2010.....................................   1.715
          2011.....................................   1.470
          2012.....................................   1.225
          2013.....................................   0.980
          2014.....................................   0.735
          2015.....................................   0.490
          2016.....................................   0.245
          2017 and thereafter......................   0.000

     In addition, upon the occurrence of a Tax Event, Xerox Corporation will have the right to redeem the Junior Subordinated Debentures, thus causing a redemption of the Underlying Capital Securities, in whole (but not in part) at any time prior to February 1, 2007 and within 90 days following the occurrence of such Tax Event (such redemption, a "Tax Event Redemption"). The redemption price in the case of a Tax Event Redemption will be the Tax Event Prepayment Price. The "Tax Event Prepayment Price" will equal the greater of (i) 100% of the principal amount of the Underlying Capital Securities or (ii) the sum of the present value of the principal amount and premium payable with respect to an optional redemption of the Junior Subordinated Debentures on February 1, 2007 together with scheduled payments of interest on the Junior Subordinated Debentures accruing from the prepayment date to and including February 1, 2007 discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve thirty day months) at a certain treasury benchmark rate plus 0.50%, plus, in each case (i) and (ii), accrued interest thereon to the date of prepayment. "Tax Event" means the receipt by Xerox Corporation and the Underlying Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory agency (including the enactment of any legislation, the publication of any judicial decision or regulatory determination or the issuance by the Internal Revenue Service of a revenue ruling, revenue procedure, notice or announcement (which notice or announcement is published in the Internal Revenue Bulletin), on or after January 29, 1997), there is more than an insubstantial risk that (i) interest payable to the Underlying Issuer on the Junior Subordinated Debentures would not be deductible by Xerox Corporation for United States federal income tax purposes or (ii) the Underlying Issuer will be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     The holder of a Certificate which is redeemed will receive, on the redemption date, a payment equal to its pro rata share of the distributions made on the Underlying Capital Securities pursuant to a Optional Redemption or Tax Event Redemption as set forth above.

RECOVERY  ON  UNDERLYING  CAPITAL   SECURITIES   FOLLOWING  PAYMENT  DEFAULT  OR
ACCELERATION

     If a Payment Default or an Acceleration occurs, the Trustee will promptly give notice to The Depository Trust Company ("DTC") or, for any Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Certificates thereof. Such notice will set forth (i) the identity of the issue of Underlying Capital Securities, (ii) the date and nature of such Payment Default or Acceleration, (iii) the amount of the interest or principal in default, (iv) the Certificates affected by the Payment Default or Acceleration, and (v) any other information which the Trustee may deem appropriate.

     In the event of a Payment Default, the Trustee is required to proceed against the Underlying Issuer or Xerox Corporation on behalf of the Certificateholders to enforce the Underlying Capital Securities or otherwise to protect the interests of the Certificateholders, subject to the receipt of indemnity in form and substance satisfactory to the Trustee; provided that, holders of Certificates representing a majority of the Voting Rights on the Certificates will be entitled to direct the Trustee in any such proceeding or direct the Trustee to sell the Underlying Capital Securities, subject to the Trustee's receipt of satisfactory indemnity. In the event of an Acceleration and a corresponding payment on the Underlying Capital Securities, the Trustee will distribute the proceeds as set forth below.

     A "Payment Default" means a default in the payment of any amount due on the Underlying Capital Securities after the same becomes due and payable (and the expiration of any applicable grace period on the Underlying Capital Securities). An "Acceleration" means the acceleration of the maturity of the Underlying Capital Securities after the occurrence of any default on the Underlying Capital Securities other than a Payment Default.

     In the event that the Trustee receives money or other property in respect of the Underlying Capital Securities (other than a scheduled payment on or with respect to an interest payment date) as a result of a Payment Default or Acceleration on the Underlying Capital Securities (including, with respect to a Payment Default, from the sale thereof), the Trustee will promptly give notice as provided in the Trust Agreement to DTC, or for any Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Certificates then outstanding and unpaid. Such notice will state that, not later than 30 days after the receipt of such moneys or other property, the Trustee will allocate and distribute such moneys or other property to the holders of Certificates then outstanding and unpaid, pro rata by principal amount (in the case of a Payment Default, after deducting the costs incurred in connection therewith and, in each case, subject to the provisions set forth under "Description of the Trust Agreement - Certain Payments to the Depositor" herein). Property other than cash will be liquidated by the Trustee, and the proceeds thereof distributed in cash, only to the extent necessary to avoid distribution of fractional securities to Certificateholders. Any such amounts received by the Trustee in excess of principal and accrued unpaid interest on the Certificates will be distributed to the Depositor. In-kind distribution of Underlying Capital Securities to Certificateholders will be deemed to reduce the principal amount of Certificates on a dollar-for-dollar basis. Following such in kind distribution, all Certificates will be cancelled. Other than as set forth under "Description of the Trust Agreement - Certain Payments to the Depositor", no amounts will be distributed to the Depositor in respect of the Underlying Capital Securities unless and until principal and accrued interest on the Certificates has been paid (or reduced by distributions in kind) in full.

     Interest and principal payments on the Underlying Capital Securities are payable solely by the Underlying Issuer. Xerox Corporation is subject to laws permitting bankruptcy, liquidation, moratorium, reorganization or other actions which, in the event of financial difficulties of Xerox Corporation, could result in delays in payment, partial payment or non-payment of the Certificates relating to the Underlying Capital Securities.

LISTING ON THE NEW YORK STOCK EXCHANGE

     The Certificates have been authorized for listing, upon official notice of issuance, with the New York Stock Exchange ("NYSE"). There can be no assurance that the Certificates, once listed, will continue to be eligible for trading on the NYSE.

FORM OF THE CERTIFICATES

     The Certificates will be delivered in registered form. The Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum denominations of $25 and integral multiples thereof. Certificateholders will not receive physical certificates.

                       DESCRIPTION OF THE TRUST AGREEMENT

GENERAL

     The Certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the Prospectus form a part. A Current Report on Form 8-A relating to the Certificates containing a copy of the CorTSsm Supplement 1999-3 to the Trust Agreement as executed will be filed by the Company with the Commission following the issuance and sale of the Certificates. The assets of the Trust created under the Trust Agreement will consist of (i) the Underlying Capital Securities and (ii) all payments on or collections in respect of the Underlying Capital Securities due after the Closing Date. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Certificates. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the form of Trust Agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

CERTAIN PAYMENTS TO THE DEPOSITOR

     On February 1, 2000, as payment of the balance of the purchase price for the Underlying Capital Securities, the Trustee will pay to the Depositor the amount of the interest accrued on the Underlying Capital Securities from August 1, 1999 to but not including the Closing Date. In the event the Depositor is not paid such accrued interest on such date, the Depositor will have a claim for such accrued interest, and will share pari passu with Certificateholders to the extent of such claim in the proceeds from the recovery on the Underlying Capital Securities.

THE TRUSTEE

     U.S. Bank Trust National Association, a national banking association, will act as Trustee for the Certificates and the Trust pursuant to the Trust Agreement. The Trustee's offices are located at 100 Wall Street, Suite 1600, New York, New York 10005 and its telephone number is (212) 361-2500.

     The Trust Agreement will provide that the Trustee and any director, officer, employee or agent thereof will be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates or the performance of the Trustee's duties under the Trust Agreement, other than any loss, liability or expense that was incurred by reason of willful misconduct, bad faith or negligence in the performance of the Trustee's duties under the Trust Agreement.

     Pursuant to the Trust Agreement, as compensation for the performance of its duties under such agreement, the Trustee will be entitled to payment of Trustee fees and reimbursement of expenses by the Company pursuant to a separate agreement with the Company, but will not have any claim against the Trust with respect thereto.

EVENT OF DEFAULT

     There are no events of default with respect to the Certificates. If a Payment Default occurs (or other default with respect to the Underlying Capital Securities occurs), the Trustee will act upon the instruction of Certificateholders to recover amounts due on the Underlying Capital Securities and distribute the proceeds from such recovery (after deducting the costs incurred in connection therewith and subject to the provisions set forth above under "--Certain Payments to the Depositor") to the Certificateholders. See "Description of the Certificates--Recovery on Underlying Capital Securities Following Payment Default or Acceleration" herein.

NO DERIVATIVE TRANSACTIONS

     The Trust is not permitted to engage in derivative transactions.

VOTING RIGHTS

     The Certificateholders will have 100% of the total voting rights as specified in the Trust Agreement (the "Voting Rights"). All Voting Rights with respect to the Certificates will be allocated in proportion to the respective principal balances of the then-outstanding Certificates held by such Certificateholders on any date of determination.

     The required percentage of Voting Rights of those Certificates that are materially adversely affected by any modification or amendment of the Trust Agreement necessary to consent to such modification or amendment will be greater than 50%.

VOTING OF UNDERLYING CAPITAL SECURITIES

     The Trustee, as holder of the Underlying Capital Securities, has the right to vote and give consents and waivers in respect of such Underlying Capital Securities as permitted by the depositary with respect thereto and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from the Underlying Issuer for its consent to any amendment, modification or waiver of the Underlying Capital Securities or any document relating thereto, or receives any other solicitation for any action with respect to the Underlying Capital Securities, the Trustee will mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee will request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee will consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative principal balances of the Certificates) as the Certificates of the Trust were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; PROVIDED, HOWEVER, that, notwithstanding anything to the contrary stated herein, the Trustee will at no time vote in favor of or consent to any matter (i) which would alter the timing or amount of any payment on the Underlying Capital Securities, including, without limitation, any demand to accelerate the Underlying Capital Securities or (ii) which would result in the exchange or substitution of any Underlying Capital Security pursuant to a plan for the refunding or refinancing of such Underlying Capital Security, except in each case with the unanimous consent of the Certificateholders and subject to the requirement that such vote or consent would not, based on an opinion of counsel, materially increase the risk that the Trust would fail to qualify as a grantor trust for federal income tax purposes. The Trustee will have no liability for any failure to act resulting from Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

TERMINATION OF THE TRUST

     The Trust will terminate upon (i) the payment in full at maturity or upon early redemption of the Certificates or (ii) the distribution of the proceeds received upon a recovery on the Underlying Capital Securities (after deducting the costs incurred in connection therewith) after a Payment Default or an Acceleration thereof (or other default with respect to the Underlying Capital Securities).

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     Orrick, Herrington & Sutcliffe LLP, counsel to the Depositor, is of the opinion that under existing law (1) the Trust will be a grantor trust and not a partnership or an association taxable as a corporation; and (2) your Certificates will represent beneficial interests in the Underlying Capital Securities. For information reporting purposes, absent the occurrence of a deferral of interest payments by the Underlying Issuer, interest payments on the Underlying Capital Securities will be reported to you on Form 1099 (and the Internal Revenue Service) as interest and not original issue discount and will be included in your income as it is paid (or, if you are an accrual method taxpayer, as it is accrued) as interest (and not as original issue discount). See "Certain Federal Income Tax Considerations" in the Prospectus.

     Should Xerox Corporation exercise its right to defer payments of interest on the Junior Subordinated Debentures, each holder of the Underlying Capital Securities, and thus each holder of the Certificates, will be required to accrue income (as original issue discount) in respect of the deferred interest allocable to its Underlying Capital Securities or Certificates, as the case may be, for United States federal income tax purposes, which will be allocated but not distributed to it. As a result, each such holder of a Certificate will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Underlying Issuer if the holder disposes of its Certificates prior to the record date for the payment of distributions thereafter.

                          CERTAIN ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in
Section 4975(e)(1) of the Code, including an individual retirement account ("IRA") or Keogh plan or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Plan").

     ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, I.E., "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code (collectively, "Parties in Interest"). Thus, a Plan fiduciary considering an investment in Certificates should consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. The Underlying Issuer, the Underwriter, the Trustee and their respective affiliates may be Parties in Interest with respect to many Plans.

     If an investment in Certificates by a Plan were to result in the assets of the Trust being deemed to constitute "plan assets" of such Plan, certain aspects of such investment, including the operations of the Trust and the deemed extension of credit between the Underlying Issuer and the holder of a Certificate (as a result of the Underlying Capital Securities being deemed to be plan assets), as well as subsequent transactions involving the Trust or its assets, might constitute or result in prohibited transactions under Section 406 of ERISA and Section 4975 of the Code unless exemptive relief were available under an applicable exemption issued by the United States Department of Labor (the "DOL"). Neither ERISA nor the Code defines the term "plan assets." Under
Section 2510.3-101 of the DOL regulations (the "Regulation"), a Plan's assets may include the assets of an entity if the Plan acquires an "equity interest" in such entity unless an exception applies under the Regulation. Thus, if a Plan acquires a Certificate, for certain purposes (including the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code), the Plan would be considered to own an undivided interest in the underlying assets of the Trust unless such Certificate is a "publicly-offered security" or another exception applies under the Regulation.

     The Underwriter expects that the Certificates will satisfy the criteria for treatment as publicly-offered securities under the Regulation. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering, and
(iii) either is

(A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

     The Underwriter will verify that there will be at least 100 separate purchasers (whom the Underwriter has no reason to believe are not independent of the Company or of one another) at the conclusion of the initial offering. There is no assurance that the 100 independent investor requirement of the "publicly-offered security" exception will, in fact, be satisfied.

     NOTHING HEREIN SHALL BE CONSTRUED AS A REPRESENTATION THAT AN INVESTMENT IN THE CERTIFICATES WOULD MEET ANY OR ALL OF THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY, OR IS APPROPRIATE FOR, PLANS GENERALLY OR ANY PARTICULAR PLAN. ANY PLAN OR ANY OTHER ENTITY THE ASSETS OF WHICH ARE DEEMED TO BE "PLAN ASSETS," SUCH AS AN INSURANCE COMPANY INVESTING ASSETS OF ITS GENERAL ACCOUNT, PROPOSING TO ACQUIRE CERTIFICATES SHOULD CONSULT WITH ITS COUNSEL.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement") between the Underwriter and the Company, the Company will sell the Certificates to the Underwriter, and the Underwriter has agreed to purchase from the Company all the Certificates. In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates if any Certificates are purchased.

     The Company has been advised by the Underwriter that it proposes initially to offer the Certificates to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of $.50 per Certificate. The Underwriter may allow and such dealers may reallow a concession not in excess of $.25. After the initial public offering, the public offering price and the concessions may be changed.

     The Certificates are a new issue of securities with no established trading market. The Certificates will be approved for listing, subject to official notice of issuance, on the NYSE. Trading of the Certificates on the NYSE is expected to commence within the 30-day period after the initial delivery thereof. In order to meet one of the requirements for listing the Certificates on the NYSE, the Underwriter has undertaken to sell the Certificates to a minimum of 400 beneficial owners. The Underwriter has told the Company that it presently intends to make a market in the Certificates prior to commencement of trading on the NYSE, as permitted by applicable laws and regulations. The Underwriter is not obligated, however, to make a market in the Certificates. Any market making by the Underwriter may be discontinued at any time at the sole discretion of the Underwriter. No assurance can be given as to whether a trading market for the Certificates will develop or as to the liquidity of any trading market.

     The Certificates are expected to trade flat. This means that any accrued and unpaid interest on the Certificates will be reflected in the trading price, and purchasers will not pay and sellers will not receive any accrued and unpaid interest on the Certificates not included in the trading price.

     Until the distribution of the Certificates is completed, rules of the Commission may limit the ability of the Underwriter to bid for and purchase the Certificates. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Certificates. Possible transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Certificates.

     If the Underwriter creates a short position in the Certificates in connection with this offering, that is, if it sells a greater aggregate principal amount of Certificates than is set forth on the cover page of this Prospectus Supplement, the Underwriter may reduce that short position by purchasing Certificates in the open market. The Underwriter may also impose a penalty bid on certain selling group members. This means that if the Underwriter purchases Certificates in the open market to reduce its short position or to stabilize the price of the Certificates, it may reclaim the amount of the selling concession from the selling group members who sold those Certificates as part of the offering.

     In general, purchase of a security for the purposes of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a Certificate to the extent that it were to discourage resales of the Certificates.

      Neither the Company nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transaction described above might have on the price of the Certificates. In addition, neither the Company nor the Underwriter makes any representation that the Underwriter will engage in such transactions. Such transactions, once commenced, may be discontinued without notice.

     The Underwriting Agreement provides that the Company will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriter may be required to make in respect thereof.

     Salomon Smith Barney Inc. is an affiliate of the Company, and the participation by Salomon Smith Barney Inc. in the offering of the Certificates complies with Conduct Rule 2720 of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

                                     RATINGS

     It is a condition to the establishment of the Trust and the issuance of the Certificates that the Certificates be rated identically to the Underlying Capital Securities by both Moody's and S&P. Moody's and S&P have rated the Underlying Capital Securities "a2" and "BBB+" respectively.

     The ratings address the likelihood of the receipt by holders of the Certificates of payments required under the Trust Agreement, and are based primarily on the credit quality of the Underlying Capital Securities.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by S&P and Moody's. Each security rating should be evaluated independently of any other security rating.

     The Company has not requested a rating on the Certificates by any rating agency other than the S&P and Moody's. However, there can be no assurance as to whether any other rating agency will rate the Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Certificates by the S&P and Moody's.



                          LEGAL OPINIONS

     Certain legal matters relating to the Certificates will be passed upon for the Company and for the Underwriter by Orrick, Herrington & Sutcliffe LLP, New York, New York.

                                 INDEX OF TERMS





Acceleration...................................................S-14
Business Day...................................................S-12
Certificateholders..............................................S-9
Closing Date....................................................S-9
Commission......................................................S-9
Company.........................................................S-9
Depositor.......................................................S-9
DOL............................................................S-18
DTC............................................................S-14
ERISA..........................................................S-18
Exchange Act...................................................S-10
Extension Period...............................................S-12
IRA............................................................S-18
IT.............................................................S-11
Maturity Date..................................................S-10
Moody's........................................................S-11
NYSE...........................................................S-15
Optional Redemption............................................S-13
Parties in Interest............................................S-18
Payment Default................................................S-14
Plan...........................................................S-18
Regulation.....................................................S-18
S&P............................................................S-11
Securities Act.................................................S-10
Tax Event......................................................S-13
Tax Event Prepayment Price.....................................S-13
Tax Event Redemption...........................................S-13
Trust...........................................................S-9
Trust Agreement.................................................S-9
Trust Indenture Act.............................................S-9
Underlying Capital Securities...................................S-9
Underlying Capital Securities Prospectus.......................S-10
Underlying Capital Securities Registration Statement...........S-10
Underlying Issuer...............................................S-9
Underwriter....................................................S-11
Underwriting Agreement.........................................S-19
Voting Rights..................................................S-16
Xerox Corporation...............................................S-9

                                                                      APPENDIX A

         DESCRIPTION OF THE UNDERLYING CAPITAL SECURITIES

Issuer:....              Xerox Capital Trust I

Underlying  Capital
   Securities:           8% Series B Capital Securities due February 1,
                         2027

Maturity Date:           February 1, 2027

Original Principal
   Amount Issued:        $650,000,000

CUSIP No.:.              984119AC1

Stated Interest Rate:    8% per annum

Interest Payment Dates:  February 1 and August 1

 Optional  Redemption:   The  Underlying Capital Securities are  redeemable,  in
                         whole  or in  part,  at the  option  of the  Underlying
                         Issuer,  on not less  than 30 nor  more  than 60  days'
                         notice,  at  a price  equal  to  102.45%  plus  accrued
                         interest  on  February  1,  2007  and  at   declining
                         prices thereafter to 100.00% plus accrued interest on February 1, 2017.

Tax  Event  Redemption:  The  Underlying  Capital  Securities are redeemable, in whole but not in part, at the option of the Underlying Issuer prior to February 1, 2007 at the Tax Event Prepayment Price if certain adverse tax events occur with respect to Xerox Corporation or the Underlying Issuer.

Tax  Event Prepayment    Price: The greater of (i) 100% of the principal amount
                         of the Junior Subordinated Debentures and (ii) the sum
                         of  the  present  value  of  the  principal amount and
                         premium  payable  with  respect to an  optional redemp-
                         tion  of  the  Junior  Subordinated   Debentures  on
                         February  1, 2007 together  with scheduled  payments of
                         interest on the Junior Subordinated Debentures accruing
                         from the prepayment date to and including  February 1,
                         2007 discounted to the prepayment date on a semi-annual
                         basis (assuming  a 360-day   year consisting of twelve
                         thirty day months) at a certain treasury benchmark rate plus an interest rate spread, plus, in each case (i) and (ii), accrued interest thereon to the date of pre-payment.

Principal Amount of
Underlying Capital
 Securities Deposited
 Under Trust Agreement:  $27,000,000

     The above summary is qualified in its entirety by reference to the Underlying Capital Securities Prospectus. Neither the Depositor nor any of its affiliates make any representation about the completeness, accuracy or timeliness of information in the Underlying Capital Securities Prospectus.

AVAILABLE INFORMATION

     Xerox Corporation is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by Xerox Corporation with the Commission pursuant to the informational requirements of the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, John C. Kluczynski Federal Building, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be maintained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, on which one or more of Xerox Corporation's securities are listed.



                                      A-1